UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

KRANEM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-53563	02-0585306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, Suite 200 San Mateo, CA 94404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 319-6743

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2011 (the “Effective Date”), Kranem Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire 100% ownership of Alfa Sistemi Telemedia Srl, an Italian company (“Alfa Sistemi”), from Mr. Aldo Greco and Ms. Mario Fausto Greco, the existing stockholders of Alfa Sistemi (the “Sellers”) for (a) cash, payable on the later of (i) 6 months from the Effective Date or (ii) the date of the Company’s equity next financing and (b) stock (the “Transaction Stock”) to be issued as soon as possible after the Effective Date. The Purchase Agreement requires Alexandro D’Alesio, the current chief executive officer of Alfa Sistemi, to continue to work for Alfa Sistemi at his current annual salary for five years and prohibits him from working with a competitor or otherwise competing with Alfa Sistemi for two years after he leaves Alfa Sistemi. The Purchase Agreement is subject to customary closing conditions, warranties and representations, which include, among other things, the completeness and accuracy of the Alfa Sistemi financial statements given to the Company as part of the transaction. Alfa Sistemi provides telecommunications equipment and services to various customers in Italy.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated herein by reference in its entirety into Item 2.01. On November 30, 2011, the Company acquired Alfa Sistemi from the Sellers under the terms and conditions of the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As described in the Item 1.01 of this Current Report on Form 8-K, the Company will issue the Transaction Stock as soon as possible after November 30, 2011. The shares are to be issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”). The Company relied on these exemptions from registration based in part on representations made by the Sellers. The shares of Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Stock Purchase Agreement stipulates that the Transaction Stock (i) is restricted securities and (ii) may not be sold or otherwise transferred (a) except in accordance with Rule 144 and (b) without the prior written consent of the Company.

This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing information set forth in Items 1.01, 2.01 and 3.02 is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which in redacted form is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosures.

The news release announcing this matter is furnished as Exhibit 99.1 and incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements and are indicated by words such as “anticipates” and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, including but not limited to the impact of the global economic environment on the Company's customer base (particularly telecom and law enforcement agencies) and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on pricing resulting from competition; and inability to maintain certain marketing and distribution arrangements.

Item 9.01. Financial Statements and Exhibits.

We will file the required financial statements as an amendment hereto on or before February 13, 2012.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Stock Purchase Agreement (Redacted), dated November 30, 2011, between Kranem Corporation, a Colorado corporation, Alfa Sistemi, an Italian corporation, Mr. D’Alesio, the CEO of Alfa Sistemi, and the Sellers of Alfa Sistemi.
99.1	Kranem Corporation Acquires Alfa Sistemi Telemedia Srl.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2011	KRANEM CORPORATION

	By:	/s/ Edward Miller
	Name:	Edward Miller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1*	Stock Purchase Agreement (Redacted), dated November 30, 2011, between Kranem Corporation, a Colorado corporation, Alfa Sistemi, an Italian corporation, Mr. D’Alesio, the CEO of Alfa Sistemi, and the Sellers of Alfa Sistemi.
99.1	Kranem Corporation Acquires Alfa Sistemi Telemedia Srl.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted information has been filed separately with the Securities and Exchange Commission.